UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2010

WEGENER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-11003	81-0371341
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

11350 Technology Circle, Johns Creek, Georgia 30097
 (Address of principal executive offices, including zip code)

(770) 623-0096
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

Fifteenth Amendment to revolving line of credit and term loan facility

On October 8, 2009, Wegener Communications, Inc., a Georgia corporation (the “Company”), and The David E. Chymiak Trust Dated December 15, 1999 (the “Trust”)  entered into a Twelfth Amendment (the “Twelfth Amendment”), to a certain Loan and Security Agreement dated June 5, 1996 (the "Security Agreement"). Among other things, the Twelfth Amendment added certain substantive changes to the Security Agreement including, but not limited to, a requirement that the Company be in compliance with a solvency representation provision on the last day of our fiscal 2010 third quarter ended May 28, 2010.  On June 11, 2010, the Company and the Trust entered into a Thirteenth Amendment to the Security Agreement which changed the date of compliance for the solvency representation to the last day of our fiscal 2010 fourth quarter ending on September 3, 2010.

On November 8, 2010, the Company and the Trust entered into a Fifteenth Amendment (the “Amendment”) to the Security Agreement. The Amendment further extended the date of compliance for the solvency representation from the last day of our fiscal 2010 fourth quarter ending on September 3, 2010, to the last day of our fiscal 2011 second quarter ending on March 4, 2011.

Item 9.01   Financial Statements and Exhibits

(C)	Exhibits

4.1
Loan and Security Agreement – Fifteenth Amendment dated November 8, 2010,  by and between Wegener Communications, Inc. and The David E. Chymiak Trust Dated December 15, 1999, as assignee of the Bank of America, N.A., successor interest by merger to LaSalle Bank National Association, respecting $4,250,000 Loan and Security Agreement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wegener Corporation

Date: November 9, 2010	By:	/s/ C. Troy Woodbury, Jr.
C. Troy Woodbury, Jr.
Chief Executive Officer

Exhibit Index

Exhibit Number

4.1
Loan and Security Agreement – Fifteenth Amendment dated November 8, 2010,  by and between Wegener Communications, Inc. and The David E. Chymiak Trust Dated December 15, 1999, as assignee of the Bank of America, N.A., successor interest by merger to LaSalle Bank National Association, respecting $4,250,000 Loan and Security Agreement.